EXHIBIT 99.1

INSTRUCTIONS
AS TO USE OF
DHT HOLDINGS, INC.
SUBSCRIPTION FORMS

CONSULT THE INFORMATION AGENT OR YOUR BANK OR BROKER
AS TO ANY QUESTIONS

The following instructions relate to an equity offering (the “Equity Offering”) by DHT Holdings, Inc., a Republic of Marshall Islands corporation (the “Company”), to the ultimate holders of record, as reflected on the books and records of The Depository Trust Company and DTC participants as well as registered holders other than DTC, as of 5:00 p.m., New York City time, on March 29, 2012 (such date, the “Record Date,” and such holders, the “Record Date Holders”), of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as described in the Company’s prospectus supplement (the “Prospectus Supplement”) dated March 19, 2012. Record Date Holders of Common Stock are receiving non-transferable subscription privileges (each a “Subscription Privilege”) to purchase one round subscription lot (a “Subscription Lot”) at the purchase price of $280 (the “Subscription Lot Price”), representing 200 shares of Common Stock at a purchase price of $0.70 per share and one share of the Company’s Series A Participating Preferred Stock (the “Preferred Stock”) at a purchase price of $140 per share.  Each Record Date Holder will receive one Subscription Privilege for every 250 shares of Common Stock owned as of 5:00 p.m., New York City time, on the Record Date.  The Subscription Privileges will be distributed pro rata to the Record Date Holders based on the number of shares of Common Stock held on the Record Date.  Fractional Subscription Privileges resulting from such pro rata distribution will be eliminated by rounding down to the nearest whole Subscription Privilege.  The Subscription Privileges will expire, if not exercised, at 5:00 p.m., New York City time, on April 27, 2012 (the “Expiration Date”), unless extended by the Company. After the Expiration Date, any unexercised Subscription Privileges will be null and void.

Payments received after 5:00 p.m., New York City time, on the Expiration Date will not be honored, and American Stock Transfer & Trust Company, LLC (the “Subscription Agent”) will return any such payment to you, without interest, as soon as practicable.  The Company may determine to extend the subscription period, and thereby postpone the Expiration Date.  Any extension of the Equity Offering will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date.

Upon the satisfaction of certain conditions and subject to adjustments described in the Prospectus Supplement, each share of Preferred Stock will become exchangeable at the holder’s option for, and on or after June 30, 2013 will automatically be exchanged for, approximately 200 shares of Common Stock.  Subject to certain adjustments, upon such exchange, each share of Preferred Stock shall entitle the holder thereof to receive 200 shares of Common Stock and, upon the distribution of 200 shares of Common Stock to the holder, each such share of Preferred Stock shall be automatically cancelled and have no further value. The Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “DHT.” The Subscription Privileges will be evidenced by subscription forms (the “Subscription Forms”), which will be non-transferable. The Preferred Stock will not be listed for trading on any stock exchange.

As described in the Prospectus Supplement, Record Date Holders are entitled to participate in the Equity Offering and exercise their Subscription Privileges, prior to the Expiration Date, in accordance with the following:

1.                                       Basic Subscription Privilege:  Subject to the restrictions described in the Prospectus Supplement, each Subscription Privilege entitles the holder thereof to purchase one Subscription Lot, at a purchase price of $280, representing 200 shares of Common Stock at a purchase price of $0.70 per share and one share of Preferred Stock at a purchase price of $140 per share (the “Basic Subscription Privilege”). A Record Date Holder will only be entitled to subscribe for a whole number of Subscription Lots.

2.                                       Oversubscription Privilege:  Record Date Holders who fully exercise all of their Basic Subscription Privileges will be entitled to subscribe for any Subscription Lots that remain unsubscribed after the exercise of all Basic Subscription Privileges (such unsubscribed Subscription Lots, the “Excess Subscription Lots”), up to a cap of, when taken together with the Subscription Lots purchased pursuant to such holder’s Basic Subscription Privilege, 45,720 Subscription Lots (the “Oversubscription Cap”), subject to certain limitations set forth in the Prospectus Supplement (the “Oversubscription Privilege”).  The number of Subscription Lots subscribed for by a Record Date Holder pursuant to such Record Date Holder’s Oversubscription Privilege is referred to as such holder’s “Oversubscription Lots.”  If there is a sufficient number of Excess Subscription Lots available to fully satisfy the Oversubscription Lots subscribed for by all Record Date Holders, the subscription of each Record Date Holder for Oversubscription Lots will be honored in full, subject to the applicable Oversubscription Cap. If insufficient Subscription Lots are available to fully satisfy the Oversubscription Lot subscriptions of all Record Date Holders, then each Record Date Holder that oversubscribed will be allocated its pro rata portion of the Excess Subscription Lots. For the purposes of this paragraph, “pro rata portion” means the product, rounded down to the nearest whole number, of the number of Excess Subscription Lots multiplied by the quotient determined by dividing (x) such Record Date Holder’s Oversubscription Lots by (y) the aggregate Oversubscription Lots of all Record Date Holders.  In the event that, after the allocation of the Excess Subscription Lots described above, there remain Excess Subscription Lots that have not been allocated (because of rounding or otherwise), the Subscription Agent shall allocate (by random allocation or such other process as the Subscription Agent shall select in its sole discretion) each remaining Excess Subscription Lot among those Record Date Holders not allocated all of its Oversubscription lots, subject to the Oversubscription Cap.

3.                                       Limit on Subscription Privilege:  The Company reserves the right, to be exercised in its sole and absolute discretion, to limit the exercise of any Oversubscription Privilege to ensure that no Record Date Holder, together with its affiliates and certain groups of shareholders to which such Record Date Holder belongs, would beneficially own more than 9.99% of the aggregate voting power of the Company’s outstanding capital stock after giving effect to the transactions contemplated in the Prospectus Supplement or to avoid any adverse U.S. federal income tax consequences.

4.                                       Representations and Warranties:  In submitting the Subscription Form or other documentation to subscribe for any Subscription Lots, each Record Date Holder agrees, represents and warrants that, after giving effect to the purchase of any Common Stock and Preferred Stock by such Record Date Holder, its affiliates and certain groups of shareholders to which such Record Date Holder belongs, in the Equity Offering (including any Common Stock and Preferred Stock purchased pursuant to the Oversubscription Privilege described above), as of May 2, 2012, the Record Date Holder, together with its affiliates and certain groups of shareholders to which such Record Date Holder belongs, will not beneficially own more than 9.99% of the aggregate voting power of the Company’s outstanding capital stock after giving effect to the transactions contemplated in the Prospectus Supplement.

The number of Subscription Privileges to which you are entitled under your Basic Subscription Privilege is printed on the face of your Subscription Form.  You should indicate your wishes with regard to the exercise of your Basic Subscription Privilege and Oversubscription Privilege by completing the appropriate portions of your Subscription Form and returning the form to the Subscription Agent in the envelope provided, in accordance with these instructions and the terms set forth in the Prospectus Supplement.

YOUR SUBSCRIPTION FORMS AND SUBSCRIPTION PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS OR WIRE TRANSFERS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, BY 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A RECORD DATE

HOLDER HAS EXERCISED ITS SUBSCRIPTION PRIVILEGES, SUCH EXERCISE MAY NOT BE REVOKED. ANY SUBSCRIPTION PRIVILEGES NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE EQUITY OFFERING WILL EXPIRE WITHOUT ANY VALUE.

1.  Method of Subscription—Exercise of the Subscription Privileges

Your Subscription Privileges are evidenced by non-transferable Subscription Forms, which will either be a physical certificate or electronic certificate issued through the facilities of the Subscription Agent. The Subscription Forms will be delivered to record holders or, if a shareholder’s Common Stock or Preferred Stock is registered in the name of a broker, dealer, custodian bank or other nominee, on his, her or its behalf, to such broker, dealer, custodian bank or other nominee.

The Subscription Privileges may be exercised by registered holders of shares of Common Stock by completing and signing the Subscription Form and delivering the completed and duly executed Subscription Form, together with any required signature guarantees and the full subscription payment, to the Subscription Agent at the address set forth below. Completed Subscription Forms and related payments must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

If you are a beneficial owner of shares of Common Stock that are registered in the name of a broker, dealer, custodian bank or other nominee and you wish to exercise your Subscription Privileges, you should instruct your broker, dealer, custodian bank or other nominee to exercise your Subscription Privileges on your behalf by delivering all documents and payment on your behalf prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will ask your record holder to notify you of the Equity Offering. You should complete and return to your record holder the appropriate subscription documentation you receive from your record holder. Your Subscription Privileges will not be considered exercised unless the Subscription Agent receives from your broker, dealer, custodian bank or other nominee all of the required documents and your full subscription payment prior to 5:00 p.m., New York City time, on the Expiration Date.  Brokers, dealers, custodian banks or other nominee holders of Subscription Privileges will be required to certify to the Subscription Agent, before any Basic Subscription Privilege or Oversubscription Privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Subscription Lots subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege by such beneficial owner.

Nominees, such as brokers, dealers, custodian banks or other nominees, who hold shares of Common Stock for the account of others, should notify the respective beneficial owners as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the Subscription Privileges. If the beneficial owner so instructs, the nominee should exercise the Subscription Privileges on behalf of the beneficial owner and deliver all documents and payment prior to 5:00 p.m., New York City time, on the Expiration Date. Whether you are a record holder or hold through a broker, dealer, custodian bank or other nominee, the Company will not be obligated to honor your exercise of Subscription Privileges if the Subscription Agent receives the documents relating to your exercise from you or from your nominee, as applicable, after the expiration of the Equity Offering, regardless of when you transmitted the documents.

In submitting the Subscription Form or other documentation to subscribe for any Subscription Lots, each Record Date Holder agrees, represents and warrants (and in any electronic submission of a Subscription Form, each Record Date Holder will be deemed to have agreed, represented and warranted) that, after giving effect to the purchase of any Common Stock and Preferred Stock by such Record Date Holder, its affiliates and certain groups of shareholders to which such Record Date Holder belongs, will not beneficially own more than 9.99% of the aggregate voting power of the Company’s outstanding capital stock after giving effect to the transactions contemplated in the Prospectus Supplement.

All exercises of the Subscription Privileges are irrevocable and may not be canceled or modified. Once you send in your Subscription Form and payment, you cannot revoke the exercise of either your Basic Subscription Privilege or Oversubscription Privilege, even if the market price of the Common Stock is below the purchase price of the Common Stock. You should not exercise your Subscription Privileges unless you are certain that you wish to purchase Subscription Lots at the Subscription Lot Price.

The Company and the Subscription Agent will accept only properly completed and duly executed Subscription Forms actually received at any of the addresses listed below, prior to 5:00 p.m., New York City time, on the Expiration Date.

By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Hand or Overnight Courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery to an address other than the address listed above will not constitute valid delivery and, accordingly, may be rejected by the Company. DO NOT SEND THIS SUBSCRIPTION FORM DIRECTLY TO DHT HOLDINGS, INC.

2.  Payment Method

Payments must be made in full in U.S. currency by certified or cashier’s check payable to American Stock Transfer & Trust Company, LLC, the Subscription Agent FBO DHT Holdings, Inc., drawn upon a U.S. bank or by wire transfer of immediately available funds to accounts maintained by the Subscription Agent FBO DHT Holdings, Inc. Such payment will be deemed to have been received by the Subscription Agent immediately upon receipt.  You must provide payment for the maximum number of Subscription Lots that may be purchased for the aggregate subscription price payment received by the Subscription Agent. If your full subscription price payment is not applied to your purchase, the Subscription Agent will return to you by mail or similarly prompt means, or as otherwise instructed by us, the excess amount, without interest or penalty, as soon as practicable after the settlement date.

Payment received after the expiration of the Equity Offering will not be honored, and the Subscription Agent will return your payment to you, without interest, as soon as possible.  Personal checks will not be accepted.

3.  Issuance of Shares of Common Stock and Preferred Stock

Stockholders whose Common Stock is held of record by The Depository Trust Company or by any other depository or nominee on their behalf or on behalf of their broker, dealer, custodian bank or other nominee will have any shares of Common Stock and Preferred Stock that they acquire credited to the account of The Depository Trust Company or the other depository or nominee. With respect to all other stockholders, the Transfer Agent will credit your account with all shares of Common Stock and Preferred Stock acquired. Any such crediting will occur as soon as practicable after the Equity Offering has expired, payment for the Subscription Lots subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Equity Offering have been effected.

4.  Sale or Transfer of the Subscription Privileges

The Subscription Privileges granted to you are non-transferable and, therefore, you may not sell, transfer or assign your Subscription Privileges to anyone.

5.  Execution

(a)  Execution by Registered Holder.  The signature on the Subscription Form must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Form without any alteration or change whatsoever. Persons who sign the Subscription Form in a representative or other fiduciary capacity must indicate their capacity when signing on behalf of the registered holder and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b)  Signature Guarantees.  Unless a Subscription Form provides that the shares of Common Stock and Preferred Stock are to be delivered to the applicable record holder or such certificate is submitted for the account of a bank or a broker, your signature on such Subscription Form must be guaranteed by an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to any standards and procedures adopted by the Subscription Agent.  Your signature must be guaranteed in Form 4 by an eligible guarantor institution, unless you are an eligible guarantor institution or your Subscription Form provides that the shares of Common Stock and Preferred Stock are to be delivered to you as Record Date Holder of those shares at your registered address.

6.  Method of Delivery

The method of delivery of Subscription Forms and payment of all subscription payments to the Subscription Agent will be at the election and risk of the Subscription Privilege holder. If sent by mail, it is recommended that such forms and payments be sent by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date.  If you are a beneficial owner, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the Subscription Agent prior to the expiration of the Equity Offering.  The Company is not responsible if your broker, dealer, custodian bank or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to the expiration of the Equity Offering.